SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2008

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
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1-5324	NORTHEAST UTILITIES	04-2147929
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(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY	06-0303850
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(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 8.01 Other Events

On January 28, 2008, the Connecticut Department of Public Utility Control (“DPUC”) issued its final decision (the “Decision”) in the electric distribution rate case proceeding for The Connecticut Light and Power Company (“CL&P”), which CL&P had filed on July 30, 2007. CL&P is a subsidiary of Northeast Utilities (“NU”).  The DPUC had issued a draft decision in the proceeding on January 18, 2008.

In its application, CL&P had requested increased distribution revenues of $189 million for 2008 (later revised to $182 million), and $21.9 million for 2009.  The Decision approves increased revenues of $77.8 million for 2008 and $20.1 million for 2009, which would result in an incremental increase over current distribution rates of 11.7% in 2008 (a .09% increase on a total rates basis versus December 2007 rates) and 2.6% in 2009 (a .04% increase on a total rates basis versus February 2008 rates).

In its application, CL&P had requested a return on equity (“ROE”) of 11%, and the Decision approves an ROE of 9.4% and requires CL&P to continue the existing earnings sharing mechanism, which provides that ratepayers and shareholders will share equally in any earnings in excess of its allowed ROE.  The Decision also approves substantially all of CL&P’s proposed capital budget of approximately $294 million for 2008 and $288 million for 2009.

As required by Connecticut Public Act 07-242, "An Act Concerning Electricity and Energy Efficiencies" (Energy Efficiency Act), CL&P's rate case application included a proposal to implement distribution revenue decoupling from the volume of electricity sales.  CL&P proposed using a revenue per customer tracking mechanism in its rate case filing.  In lieu of this proposal, the DPUC authorized compliance with the decoupling provisions of the Energy Efficiency Act via rate design that includes greater fixed recovery of distribution revenue.  As compared to previous tariffs, the Decision allows CL&P to recover proportionately greater revenue through the fixed Customer and Demand charges and less distribution revenue through the per kWh charges.  The result of this rate design will leave CL&P's distribution revenue recovery less susceptible to changes in kWh sales and kWh usage per customer.

New 2008 rates are scheduled to take effect on February 1, 2008, and the 2009 increase will take effect on February 1, 2009.

NU expects to release year-end financial results the week of February 18, 2008.

For further information on this matter, reference is made to NU’s and CL&P’s combined Quarterly Report on Form 10-Q for the period ending September 30, 2007, under “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Financial Condition and Business Analysis – Regulatory Developments and Rate Matters” and NU’s and CL&P’s Current Report on Form 8-K dated January 18, 2008.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY (Registrants)
By: /s/ Shirley M. Payne Name: Shirley M. Payne Title: Vice President-Accounting and Controller

Date: February 1, 2008